EX. FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

LifeX Income Trust 1948F

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.01 par value per share	457(o)	--	--	$106,575,000	.0001476	$15,730.47	--	--	--	--

Fees Previously Paid	--	--	--	--	--	--	--	--

Carry Forward Securities

Carry Forward Securities	Equity	Common Shares of Beneficial Interest, $0.01 par value per share	457(p)	--	--	$121,200,000	.0001298	$15,731.76	N-2	333-237002	March 9, 2020	$15,731.76

	Total Offering Amounts					$106,575,000		$15,730.47
	Total Fees Previously Paid							--
	Total Fee Offsets							$15,730.47
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Stone Ridge Longevity Risk Premium Fixed Income Trust 75F(1)	N-2	333-237002	March 9, 2020		$15,730.47(2)	Equity	Common shares, no par value		$121,200,000

Fee Offset Sources	Stone Ridge Longevity Risk Premium Fixed Income Trust 75F(1)	N-2	333-237002		March 9, 2020						$15,731.76(3)

(1) The Registrant (LifeX Income Trust 1948F) was previously named Stone Ridge Longevity Risk Premium Fixed Income Trust 75F.

(2) The Registrant has terminated or completed any offering that included the unsold securities under the prior registration statement.

(3) On March 9, 2020, the Registrant submitted a registration statement on Form N-2 (“Registration Statement”) and concurrently submitted a fee of $15,731.76. The Registration Statement related to the Registrant’s offer and sale from time to time of shares of the registrant’s common shares ($0.01 par value per share), having an aggregate gross sales price of up to $121,200,000. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $15,731.76, the amount of the prior registration fee attributable to the unsold securities under the Registration Statement, is available to offset the current registration fee. Following the filing of this registration statement, $1.29 will remain available to offset future registration fees.